## COOK INLET ENERGY, LLC MASTER SERVICES AGREEMENT

This Master Services Agreement ("MSA") is effective on the 1st day of January, 2010 ("Effective Date") between Cook Inlet Energy, LLC (hereinafter "Company"), a limited liability corporation organized and existing under the laws of the State of Alaska having an office at 4141 B Street, Suite 302, Anchorage, Alaska 99503, and Fairweather E&P Services, Inc., a corporation organized and existing under the laws of the State of Alaska having an office at 310 K Street, Suite 700, Anchorage, Alaska 99501 (hereinafter "Contractor").

**WITNESSETH:**

**WHEREAS**, Company is an oil and gas operator; and

**WHEREAS**, from time to time, Company may request the Contractor to provide expertise and services to Company as a subcontractor to further Company's operations; and

**WHEREAS**, Company wishes to enter into a master services agreement with Contractor setting forth the general terms and conditions to apply should Company request Contractor to provide such services to Company; and

**WHEREAS**, Contractor is in the business of providing such services and desires to enter into such a master services agreement;

**NOW, THEREFORE**, for good, valuable and sufficient consideration provided and to be provided, including, without limitation, the mutual covenants set forth herein, Company and Contractor hereby agree as follows:

### 1.0 THE CONTRACT:

1.1 The following Exhibits are attached to and made a part of this Master Services Agreement ("MSA") between Company and Contractor for all purposes: (a) Exhibit "A" Request for Services, (b) Exhibit "B" Compensation, and (c) Special Insurance Requirements.

1.2 Company and Contractor agree that, commencing on the Effective Date, this MSA shall apply to all services which Contractor or its parent, subsidiary or any affiliate provide to, for or on behalf of Company or its parent, subsidiary, or affiliate, pursuant to a written Request for Services issued by Company and accepted by Contractor as set forth in Article 2.0, SCOPE OF WORK. Together such written Request for Services shall collectively constitute the "Contract."

### 2.0 SCOPE OF WORK

From time to time, if, as and when Company desires Contractor to provide services and associated materials, Company shall send to Contractor a Request for Services in the form set forth in Exhibit "A", Request for Services. The Request for Services shall describe in detail the labor, services, materials and work to be provided (herein together referred to as the "Work"). If Contractor agrees to perform the Work under the terms set forth in the Request for Services, than Contractor shall acknowledge such agreement by returning to Company the Request for Services signed by a duly

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authorized representative of Contractor. Contractor shall perform the Work in accordance with the Request for Services and the terms of this MSA. In the event of any conflict between the Request for Services and this MSA, the terms of the Request for Services shall prevail. A Request for Services may also be issued orally, however, Company and Contractor shall finalize the Request for Services in writing within five (5) working days. If the oral Request for Services terms are disputed, Contractor may terminate performance under the request immediately.

CONTRACTOR shall arrange for its personnel, material and equipment as defined in the Request for Services to be available and ready for the commencement of Work at the designated location and on the schedule specified in the Request for Services.

## 3.0 NOTICES

3.1 NOTICES. All notices required under this Contract will be properly made when delivered in person, or sent by certified U.S. mail (postage paid, return receipt requested), overnight courier service, facsimile transmission, or E-mail to the addresses set forth in Section 3.2, ADDRESSES. Notices shall be effective when received by the addressee.

3.2 ADDRESSES. The notice addresses of COMPANY and CONTRACTOR are as follows, unless changed by written notice:

| | COMPANY | CONTRACTOR |
|---|---|---|
| Name: | Cook Inlet Energy, LLC | Fairweather E&P Services, Inc. |
| Address: | 4141 B Street, Suite 302<br>Anchorage, AK 99503 | 310 K Street, Suite 700<br>Anchorage, AK 99501 |
| Name of Contact: | David Hall<br>CEO | Bill Penrose<br>Vice President/Drilling Manager |
| Telephone No.:<br>Facsimile No.: | 907-334-6745<br>907-334-6735 | 907-264-6114<br>907-264-6190 |
| E-Mail: | David.hall@cookinlet.net | bill@fepsi.com |

## 4.0 TERM

4.1 TERM OF REQUEST FOR SERVICES. The term of a Request for Services ("Term") shall commence on the date set forth in the Request for Services and shall continue until terminated by Company or as provided in the Request for Services.

4.2 EARLY TERMINATION/SUSPENSION OF REQUEST FOR SERVICES.

4.2.1 TERMINATION/SUSPENSION WITHOUT CAUSE. Company may, at any time, upon issuance of written notice to Contractor, in whole or in part, terminate or suspend the Work under a Request for Services at any time during the Term of a Request for Services for any reason. In the event of such early termination or suspension, Contractor will be entitled to recover from Company only:

(i) compensation payable for Work performed prior to the date of such termination or suspension, and

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(ii) any undisputed and properly documented direct costs which Contractor would not have incurred but for such early termination or suspension shown to have been reasonably and properly incurred by Contractor, including, but not limited to, demobilization costs, subcontractor charges, finance charges and early termination and suspension charges. Contractor is entitled to early termination and suspension charges only if such charges are provided for in the Request for Services.

Company shall not be obligated to pay any other amount (including any payment for lost profits or other consequential economic damages) to Contractor as a result of any such early termination or suspension.

4.3 TERMINATION FOR CAUSE. If: (i) Contractor fails without good cause to perform the Work or any part thereof in a good and workmanlike manner or to fully, faithfully or timely perform any of its obligations hereunder due to no fault on the part of Company or (ii) Contractor (a) goes into liquidation (other than voluntarily for the purpose of re-organization or reconstruction), (b) makes an arrangement, composition or compromise with its creditors, (c) has a receiver appointed in respect of the whole or any part of its assets, or (iii) the equivalent of (ii) (a), (b) or (c) above occurs, Company may at any time thereafter terminate a Request for Services upon issuance of written notice without any liability to compensate Contractor for such termination other than as defined in 4.2.1 above. Such termination shall be without prejudice to Company's rights at law or in equity to claim damages against Contractor for its failure to perform the Work or any part thereof.

## 5.0 COMPENSATION, INVOICING AND PAYMENT

5.1 COMPENSATION. As consideration for the Work performed, Company shall pay Contractor compensation as provided in the Request for Services pursuant to which the Work is performed, unless such compensation is not provided in the Request for Services, in which case Company shall pay Contractor in accordance with the Compensation Schedule attached as Exhibit "B." Such Compensation Schedule may be modified or supplemented only by Company previously agreeing to such modification or supplementation, initialling such modified or supplemented Compensation Schedule, and returning an initialled copy thereof to Contractor.

5.2 INVOICING. Contractor shall send all invoices to Company's address set forth in the Request for Services along with time sheets showing the applicable rates, all third-party invoices and other supporting documentation of costs incurred by Contractor and chargeable under the Request for Services. Contractor will indicate the order number assigned to this Order and to the Request for Services on the front of the invoice.

5.3 PAYMENT. Unless otherwise provided for in the Request for Services, Contractor's invoices which are appropriately documented and not disputed shall be paid within thirty (30) days of receipt of such invoices. Payment of all or any part of any invoice shall be without prejudice to Contractor's right to seek reimbursement of any such payment if Company subsequently discovers by audit or other means that it should not have been paid.

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Contractor shall take all action reasonably necessary to avoid the attachment of a lien on any real or personal property of Contractor or any other person directly or indirectly benefitted by the Work and to promptly obtain the removal of any such lien by posting the required bond if such lien is disputed and satisfying such lien if it is not disputed. Contractor shall **DEFEND, INDEMNIFY AND HOLD COMPANY HARMLESS** from all costs (including reasonable actual attorneys fees and legal, expert and bond costs and premiums), damages, losses, and liabilities resulting from, based upon or arising out of any liens, claims, or causes of action for any failure of Contractor, its subcontractors, suppliers or lessors to pay for any services, labor, materials or equipment that is furnished as part of the Work, notwithstanding anything to the contrary contained in Article 10.0 INDEMNIFICATION.

5.4 DISPUTES. If Company disputes an item billed, Company shall, within thirty (30) days of receiving Contractor's invoice, notify Contractor of the item in dispute. Company shall not delay payment of the undisputed part of the invoice. Payment of items in dispute may be withheld by Company without interest until the dispute is resolved without Company being in breach of the Contract. Payment of an invoice shall not prejudice the right of Company to subsequently dispute any part of such invoice or to recover the paid amount.

5.5. SECURITY DEPOSIT.

The operator shall pay a security deposit of $100,000 by wire transfer within 6 business days of receipt of Contractor's invoice. Contractor shall hold the deposit in trust for Company as security for payment of Company's obligations pursuant to section 5.0 of this Agreement. At Company's election, the deposit shall be held in the form of a short-term certificate of deposit issued by a bank reasonably acceptable to Contractor that automatically renews upon each expiration after the payment of earned interest and has other terms reasonably acceptable to both Contractor and Company. All earnings on the certificate of deposit shall be reported under Company's taxpayer identification number and so long as Company is not in default of Company's obligations pursuant to section 5.0 of this Agreement Contractor shall pay or release to Company promptly upon receipt from the bank all interest earned on the certificate of deposit. Contractor may, following ten days notice to Company, without prejudice to any other remedy, use all or a portion of the deposit to satisfy past due amounts owed by Company to Contractor pursuant to section 5.0 of this Agreement. Contractor shall return any unapplied portion of the deposit, together with all earnings, to Company within ten days after this Agreement has been terminated, Contractor has returned all of its equipment to its point of origin, and all commercial issues have been resolved.

## 6.0 CONTRACTOR'S RESPONSIBILITIES

6.1 OPERATIONS. At Company's request, Contractor shall assign an on-site Contractor representative who shall supervise the Work and be the single point of contact for Company. Contractor shall use its best efforts to maintain good relations with Company's customers and all owners, tenants, lessees, other contractors and subcontractors, and members of the general public who are affected by the Work, and shall not knowingly violate any rights of any such person in performing the Work. Contractor shall notify Company promptly of all communications, demands or requests from any state, federal or local governmental entity or official or any other person concerning matters related to the Work or the Work site. Company

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reserves the right to let contracts for other work and Contractor agrees to coordinate its Work and coordinate its Work with the work of other contractors and subcontractors (if any) at the Work site.

6.2 INDEPENDENT CONTRACTOR. Contractor is an independent contractor. The employees, methods, manners, means, sequences, tools, materials and equipment supplied or used by Contractor and its subcontractors (if any) shall at all times be at Contractor's election and under Contractor's exclusive direction and control unless expressly specified to the contrary in the Request for Services. Contractor, its employees, and subcontractors are not employees, agents, partners, or joint venturers of Company, and shall not hold themselves out as such. Company shall not direct or control the method, manner, means or sequences in which Contractor performs the Work, and is interested only in securing the desired results.

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6.4 CONTRACTOR EMPLOYEES - SECURITY. Contractor shall not permit its subcontractors (if any), or their respective employees, agents, invitees or licensees to enter the Work site other than the areas designated by Company. Contractor shall remove all such persons from the Work site whom Company advises Contractor are, in Company's sole discretion, are objectionable or unacceptable to Company.

6.5 INCIDENT REPORTING. Contractor shall furnish Company, and require its subcontractors to furnish Company, with immediate notification of any injury to or death of any person(s), damage to any public or private property, or any safety, health, or environmental issues, hazards or incidents in any way involving the Work or the Work site. Contractor shall provide Company with (a) a detailed written incident report within forty-eight (48) hours after the occurrence of any such problem or incident first comes to its attention; (b) a copy of all investigation reports with respect to such problem, hazard or incident that Company generates or receives (if any); and (c) a copy of all other requested or required documentation with respect to such problem, hazard or incident that Company generates or receives.

6.6 CHANGES AND EXTRA WORK. Company may order extra Work or may make changes to the Work. Upon the occurrence of any such order, the Request for Services shall be modified accordingly in writing and signed by Company and Contractor prior to any commencement of such extra or modified Work.

6.7 PERMITS; LICENSES. Prior to beginning the Work, Contractor shall obtain and maintain thereafter all licenses, permits, certificates, and other forms of documentation required for Contractor to perform the Work. At Company's request, Contractor shall furnish copies of such documentation to Company. Performance of the obligations in this Section shall be at Contractor's sole expense.

6.8 DISPOSAL OF COMPANY PROPERTY. Without the prior written consent of Company, Contractor shall not dispose of, sell, remove, destroy, or allow any other disposition of Company's property in Contractor's possession, custody, or control.

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6.9 SUBCONTRACTOR OBLIGATIONS. Contractor's obligations to Company under the Contract shall be binding upon all of its subcontractors contributing to the Work. Contractor shall incorporate the provisions of the Contract into such subcontracts for the intended benefit of Company.

## 7.0 WARRANTY

Contractor warrants and represents that it will: (a) perform the Work in a good and workmanlike manner consistent with applicable industry standards and practices; (b) use sound engineering and/or technical principles in executing the Work, as applicable; (c) perform the Work in compliance with any specifications applicable to the Work that are provided by Company; (d) unless otherwise agreed in writing, use or furnish materials and equipment that are merchantable, fit for their intended purpose, and new; and (e) where mutually agreed in writing, use or furnish materials and equipment that are merchantable, fit, and used.

## 8.0 INSPECTION

Company shall have the right, but not the duty, to inspect the Work regardless of location. Company's inspection of or failure to inspect any portion of the Work shall not constitute approval by Company, and neither inspection nor approval by Company shall relieve Contractor of its obligations under the Contract.

## 9.0 INSURANCE

Unless excused by or required to the contrary in the attached Exhibit C, at all times and at Contractor's sole cost, Contractor shall maintain the following minimum types and limits of insurance in compliance with all applicable laws with carriers and satisfactory to Company: (a) Workers Compensation Insurance and/or Longshoremen's and Harborworkers' Compensation Insurance with statutory limits for each jurisdiction in which any part of the Work is furnished; (b) Employer's Liability Insurance with single limits of not less than $1,000,000 each accident/each disease – each employee/each disease; (c) Commercial Automobile Liability Insurance covering all vehicles used in the operations of Contractor with single limits of not less than $5,000,000 each occurrence and in the aggregate, such policy to be endorsed with MCS-90 when hazardous material transportation is involved; (d) Commercial General Liability Insurance (including, but not limited to, blanket contractual liability) with combined bodily/personal injury, death and property damage single limits of not less than $5,000,000 each occurrence and in the aggregate; and (e) any other insurance coverage that Company may require from time to time. If Contractor is engaged in watercraft operations, Contractor shall also procure and maintain, at Contractor's sole cost: (f) Hull and Machinery Insurance with limits of not less than the greater of actual cash value or mortgage value of each vessel, owned or chartered by Contractor and used in performing the Work with such insurance endorsed to include navigation limits sufficient to cover all Work sites and routes to and from such Work sites and including collision and tower's liability with the Sistership Clause unamended; (g) Protection and Indemnity (P&I) Insurance with limits of not less than $5,000,000 in accordance with current International P&I Club Rules or their equivalent, with such insurance including collision and tower's liability with the Sistership Clause unamended, but only to the extent coverage is not included in other required insurance; and (h) Pollution Liability Insurance with limits of not less than the greater of OPA 90 or $5,000,000, including Cleanup and Third Party Liability, with such insurance to be in compliance with all applicable laws and regulations and treat "in rem" actions against Contractor

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vessels as actions against the Contractor. Whenever requested, Contractor shall furnish evidence satisfactory to Company that all such required insurance coverages are in effect. To the fullest extent permitted by applicable law and without in anyway limiting either Contractor's or Company's liability or obligations under the indemnity provisions hereof, all insurance policies maintained by Contractor in accordance with the requirements set forth above shall include: (i) Company, its affiliates and any persons to any agreement with Company pursuant to which Company is required to have them named as additional insured with respect to the Work as additional insured except as to any contractual liability coverage procured by Contractor for which an "insured v. insured" exclusion would be applicable; and (j) a waiver of any insurers' rights of subrogation against Company and its customers, clients, other contractors, and any persons to any agreement with Company pursuant to which Company is required to obtain such a waiver with respect to the Work. Contractor's insurance shall be regarded as primary insurance underlying any other applicable insurance obtained by Company.

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## 10.0 INDEMNIFICATION

10.1 Contractor agrees to defend, indemnify and hold harmless COMPANY, its subsidiaries, affiliates and related companies, its and their working interest owners, co-lessees, co-owners, other contractors and subcontractors, and any others for whom any of the foregoing may be acting, and the agents, directors, members, managers, shareholders, partners, officers and employees of any one or more of the above named or described parties (together "COMPANY Group") from and against any and all claims, demands, causes of action, suits, damages, liabilities, losses, and expenses, including court costs and reasonable actual attorney's fees, brought by any person or party, for loss of or damage to the equipment of any person in Contractor Group or for injury to, illness or death of any employees (or their spouses, relatives or dependants) of any person in Contractor Group, arising out of, related to or in connection with the work performed under this Contract, regardless of the cause of such damage, injury, illness or death, even though such damage, injury, illness or death is caused by the act, omission, negligence, fault or strict liability of any person in COMPANY Group; provided, however, Contractor shall not be liable for nor required to defend, indemnify or hold harmless any person in COMPANY Group in the event (a) such damage, injury, illness, or death is caused by the gross negligence or willful misconduct of such person or (b) neither such person nor the person for which such person is employed or represents has agreed to similarly defend, indemnify and hold harmless Contractor Group.

10.2 COMPANY agrees to defend, indemnify and hold harmless Contractor, its subsidiaries, affiliates and related companies, and its and their, contractors and subcontractors, any others for whom any of the foregoing may be acting, and the agents, directors, members, managers, shareholders, partners, officers and employees of any one or more of the above named or described parties (together "Contractor Group") from and against any and all claims, demands, causes of action, suits, damages, liabilities, losses, and expenses, including court costs and reasonable actual attorney's fees, brought by any person or party, for loss of or damage to equipment of any person in COMPANY Group or for injury to, illness or death of any employees (or their spouses, relatives or dependants) of any person in COMPANY Group, arising out of, related to or in connection with the work performed under this Contract, regardless of the cause of such damage, injury, illness or death, even though such damage, injury, illness or death is caused by the act, omission, negligence, fault or strict liability of any person in Contractor Group; provided, however, COMPANY Group shall not be liable for nor required to defend, indemnify or hold harmless any person in Contractor Group in the event (a) such damage, injury, illness, or death is caused by the gross negligence or willful misconduct of such person or (b) neither such person nor the person for which such person is employed or represents has agreed to similarly defend, indemnify and hold harmless COMPANY Group.

## 11.0 GOVERNING LAW

Except as otherwise expressly provided in this MSA or the Request for Services, the Contract shall be governed by and construed in accordance with the laws of the State of Alaska, without regard to conflicts of law principles that might apply the law of any other jurisdiction

## 12.0 TAXES

Lump-sum compensation shall include sales, use, and other excise taxes arising from performance of the Work. Contractor shall pay such taxes directly to its suppliers or to the appropriate tax authorities.

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Contractor shall not include such taxes in its invoices for Work performed in those jurisdictions where Company may accrue and pay taxes directly to the appropriate tax authorities. If compensation to Contractor is other than lump-sum, Contractor's invoices shall display the total amount of applicable sales, use, and other excise taxes paid or billed by Contractor.

## 13.0 COMPLIANCE WITH LAWS

Contractor shall comply with, and shall require all others engaged by it to comply with, federal, state, and local laws, rules, and regulations pertaining to the Work and/or the Work Site. To the extent required by law, rule or regulation Contractor shall comply, and require its subcontractors to comply, with the following: The Immigration Reform and Control Act of 1986 and related regulations; The Equal Opportunity Clause prescribed in 41 CFR 60-1.4 (race, color, religion, sex, national origin); the Affirmative Action Clause prescribed in 41 CFR 60-250.4 (veterans); and the Affirmative Action Clause prescribed in 41 CFR 60-741.4 (handicapped workers); and 48 CFR Chapter 1 Subpart 20.3 (utilization of Labor Surplus Area Concerns); Executive Order 12138 (women-owned businesses); 41 CFR 60-1.40 (establishment of a written affirmative action program within 120 days from the effective date of this Order); 41 CFR 60-1.7 (filing the Employer Information Report annually); 41 CFR 60-1.8 (non-segregated facilities); The Fair Labor Standards Act of 1938 as amended, and related regulations; 46 CFR Parts 4, 5 and 16, and 49 CFR Parts 40 and 199 (the Anti-Drug Plan and Drug Testing requirements of the U.S. Coast Guard, the U.S. Department of Transportation, and the U.S. Research and Special Programs Administration); and The Clean Air Act, the Occupational Safety and Health Act (regulating the handling and use of asbestos or asbestos-containing material), 40 CFR Part 61 Subparts A and M, 29 CFR 1926.58 (Construction, Industrial Standards for Asbestos), 29 CFR 1910.1001 and 1101 (Asbestos), 29 CFR 1910.134 (Respiratory Protection), 29 CFR 1910.20 (Medical), and all other applicable state rules and regulations for the abatement of asbestos materials.

## 14.0 SAFETY, HEALTH, AND ENVIRONMENTAL

14.1 LAWS, REGULATIONS AND PROCEDURES. Contractor shall require its employees, agents, invitees, licensees, and others engaged by it to comply with applicable federal, state, and local safety, health, environmental and substance abuse laws, regulations and procedures and to comply with Company safety, health, environmental and substance abuse policies and procedures while Contractor is performing the Work. Contractor is responsible for notifying and training these persons about such policies, laws, regulations, rules, and procedures. Contractor shall designate an on-site representative to supervise safety, health, and environmental matters. Others engaged by Contractor shall include, but not be limited to, Contractor's subcontractors and suppliers, along with their employees, agents, invitees, and licensees. Contractor shall acquire a copy of Company's safety rules and procedures and shall require its employees and other engaged by Contractor to attend safety meetings offered by Company. Company's rules and procedures are not determinative of all safety, health, environmental and substance abuse requirements applicable to Contractor and others engaged by it. Unless otherwise provided in the Request for Services, Contractor shall supply all safety, health, environmental and substance abuse equipment and materials used in or required by Company in the performance of the Work. Contractor shall have an ongoing safety program and shall maintain related documentation that meets regulatory requirements, if any. Company may, but is not obligated to, inspect and audit Contractor's safety, health, environmental and substance abuse compliance programs. Contractor shall make available to Company any documentation required to conduct audits. Prior to performing Work, Contractor shall provide a safety, health, environmental and substance abuse orientation that is satisfactory to Company for the benefit of its employees and others engaged by it. Persons who

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perform the Work must show evidence of completing this orientation. Contractor shall be responsible for training and alerting its employees and others engaged by it concerning safety, health, environmental and substance abuse hazards pertaining to the Work. Contractor shall ensure that the Work site is kept free of waste and is left clean and orderly. Tools, equipment, and materials associated with the Work shall be placed and maintained as to permit unobstructed access to the Work. Equipment placement and material storage shall be at locations satisfactory to Company.

14.2 SAFETY.
14.2.1 Work. Contractor shall familiarize itself with the locations where the Work will be performed and the hazards that might be encountered and take all appropriate precautions to protect all persons who are at any time directly or indirectly affected by the Work. Cook Inlet Energy requires all Contractors to conduct Daily Safety Meetings.

14.2.2 Protective Clothing. Contractor shall, at its expense, provide Contractor's employees with all necessary protective clothing at each location where the Work is being performed. Such protective clothing shall include, at a minimum, hard hat, nonslip safety boots, overalls, gloves, hearing protection and industrial safety eye protection.

14.3 PROHIBITED ITEMS, SUBSTANCES, AND SUBSTANCE ABUSE. "Substance" shall include alcohol, controlled substances (*i.e.,* illegal drugs and prescribed drugs), over-the-counter medication, and any other substance that may be inhaled, injected, absorbed, or taken by mouth that may, in Company's opinion, impair an individual. The use, sale, or possession of controlled substances, or drug paraphernalia, alcoholic beverages, firearms, weapons, explosives, or ammunition at a Work site, or the performance of Work by personnel while under the influence of a Substance, is strictly prohibited. Contractor shall act to eliminate any prohibited items and Substance use which increase the potential for accidents, absenteeism, poor performance, poor morale, or damage to Company property or reputation. Contractor's employees shall all be enrolled in a random drug testing program. Contractor shall provide proof of such program upon request. Contractor shall remove from a Work site any employee, agent, invitee, licensee, or other person engaged by it who violates this provision, and shall notify Company of actions taken. Company may notify law enforcement authorities as appropriate.

14.4 ENVIRONMENTAL. Contractor shall take all reasonable and necessary precautions in the processing, handling, transportation and disposal of material, product, and waste generated by its operations and equipment.

14.5 MEDICAL EVACUATION. Contractor shall bear all costs and expenses of, and shall be primarily responsible for providing and arranging for, all medical care and medical evacuation of Contractor's employees. Contractor shall maintain sufficient contractual or financial arrangements for the medical evacuation of its Personnel and shall establish and maintain its own medical evacuation plan as Company cannot guarantee transport. If requested, Contractor shall furnish Company a copy of its medical evacuation plan. In the event Contractor fails or refuses to perform its obligations under this Section 14.5, Company shall have the right but not the obligation to act on behalf of Contractor at Contractor's sole expense. Company assumes no responsibility or liability for the quality or effectiveness of any emergency medical care rendered under this Section 14.5 or for its inability to provide medical care and/or medical evacuation in a timely manner.

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14.6 NONCOMPLIANCE. If Company notifies Contractor of any noncompliance with this Section 14, Contractor shall immediately make all reasonable efforts to correct the noncomplying condition. If Contractor fails to do so, Company may stop all or any part of the Work. This Work stoppage shall not be a basis for a claim by Contractor for extension of the Work schedule, additional compensation, or other damages. Company may terminate the Contract immediately if Contractor fails to correct any noncompliance within seven (7) days following notice to Contractor.

## 15.0 FORCE MAJEURE

Except for the obligation to make payment for Work performed or goods delivered or other financial obligations due under the Contract, neither party shall be liable for nonperformance of the Contract to the extent caused by circumstances beyond the reasonable control of the nonperforming party including, but not limited to, governmental decrees, laws, acts of God, strikes or other concerted acts of workers, bomb threats, fires, floods, explosions, riots, war, and sabotage. The nonperforming party shall diligently attempt to remove the cause(s) of the force majeure. If Contractor is affected by an event of force majeure, it shall notify Company in writing within forty-eight (48) hours of the occurrence and the extent to which the occurrence will impact Contractor's performance under this Contract. If Contractor does not give such notice, it may not claim force majeure as a defense.

## 16.0 ETHICS AND CONFLICTS OF INTEREST

Contractor shall not, directly or indirectly: (a) pay any commissions, fees, or other compensation to employees, representatives or officers of Company; (b) favor employees, representatives or officers of Company, or designees of such employees, representatives or officers, with gifts or entertainment of significant cost or value, or with services or goods sold at less than full market value; or (c) enter into business arrangements with employees, representatives or officers of Company unless such activity is approved by the Board of Directors of both Company and Contractor.

## 17.0 AUDITS

Contractor shall maintain, in accordance with Generally Accepted Accounting Principles and Practices, books and records which completely, accurately and fairly account for all of Contractor's charges, including third party invoices for compensation, and such other information as Company may reasonably require in connection with the Contract. Contractor shall preserve such documents, without receipt of additional compensation, for at least two (2) years after the date of final payment. Upon reasonable notice, Company may audit such documents to verify compliance with the Contract and may inspect Contractor's facilities used to perform the Work. Contractor shall cooperate fully with Company during audits performed under this Article, including furnishing to Company copies of all requested documents. Company may also obtain statements from Contractor's personnel to conduct audits.

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## 19.0 OWNERSHIP OF CONTRACTOR DEVELOPMENTS

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All copyrights, patents, trade secrets, and other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Contractor during the course of performing Work for Company (collectively, the "Work Product") shall belong exclusively to Company and shall, to the extent possible, be considered a work made for hire for Company with the meaning of Title 17 of the United States Code. To the extent the Work Product cannot as a matter of law be considered work made for hire for Company, Contractor, agrees to assign, and hereby assigns effective as of the time of creation of the Work Product, without any requirement of further consideration, all right, title, and interest Contractor may have in such Work Product. Upon request of Company, Contractor shall take such further actions, including execution and delivery of declarations, instruments of conveyance, and the like for any applications or registrations Company may at its expense apply for and as may be appropriate to give full and proper effect to such assignments.

**20.0 MISCELLANEOUS**

20.1 ASSIGNMENT AND SUBCONTRACTING. Without the express prior written consent of Company, Contractor shall not assign or transfer the Contract, in whole or in part, nor subcontract any of the Work to a subcontractor.

20.2 CONFIDENTIALITY. Contractor agrees that information furnished by Company to Contractor (*e.g.* drawings, designs, software, and business plans) or information developed under the Contract shall be held in confidence and Contractor agrees to use such information solely for purposes of performing the Contract. If requested by Company, Contractor shall provide Company with originals and all copies of information used or developed under the Contract, provided that Contractor may retain one copy for its legal files. Any confidential information of third parties which Contractor has been authorized to receive under the Contract shall be governed by the terms of separate agreements authorizing such disclosures, including the obligation of confidentiality and restrictions on use.

20.3 PUBLICITY. Without the prior written consent of Company, Contractor shall not use Company's name in connection with any publicity, release, advertisement, or other publication.

20.4 CONFLICTING DOCUMENTS. The Contract shall govern to the extent that it conflicts with any documents incorporated by reference. Additionally, the Contract shall govern to the extent of any conflict between the Contract and (a) documents prepared by Contractor (*e.g.*, price lists, bids, etc.), (b) correspondence or other agreements between the parties, and (c) the pre-printed provisions of other documents prepared by Company. Contractor shall immediately bring any such conflicts to Company's attention.

20.5 CONTINUING OBLIGATIONS. Acceptance of the Work or termination of the Contract shall not relieve the parties of any obligation of a continuing nature, including, without limitation, Article 7.0, WARRANTY; Article 9.0, INSURANCE; Article 10.0 INDEMNIFICATION; Article 11.0, GOVERNING LAW; Article 12.0, TAXES; Article 17.0, AUDITS; Article 19.0 OWNERSHIP OF CONTRACTOR DEVELOPMENTS; Section 20.1, ASSIGNMENT AND SUBCONTRACTING; and Article 20.2 CONFIDENTIALITY.

20.6 SEVERABILITY. If a provision of the Contract is determined to be void or unenforceable, this finding shall not render other provisions void or unenforceable.

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20.7 WAIVER. Waiver of any term of the Contract shall not constitute a precedent or bind either party to a waiver of any subsequent breach of the same or any other term.

20.8 ENTIRE ORDER AND ORDER MODIFICATION. The Contract is the entire integrated agreement between the parties as to the Work and, except for any secrecy or other nondisclosure agreements between the parties, shall replace all written or oral covenants, representations and warranties that may have been made by or on behalf of either of the parties prior to the date hereof. No modification of the Contract shall be of any force or effect unless it (a) is in writing, (b) reflects the effective date of the modification, (c) is signed by both parties, and (d) expressly indicates that it modifies the Contract.

IN WITNESS WHEREOF, the parties have caused this MSA to be executed and delivered by their duly authorized representatives.

COOK INLET ENERGY, LLC,
An Alaskan corporation

BY: [signature]

PRINTED NAME: David Hall
TITLE: Chief Executive Officer
DATE: 01/08/2010

FAIRWEATHER E&P SERVICES, INC.,
an Alaska corporation

BY: [signature]

PRINTED NAME: William Penrose
TITLE: Vice President/Drilling Manager
DATE: 1/8/10

**EXHIBIT "A"**
**Request For Services**

**Request for Services (RFS) Order No.:**

| ORMATION | CONTRACTOR INFORMATION<br>Job No.: CI-0210-0901<br>Project Title: Drilling and Well Work Support |
|---|---|

**SCOPE OF WORK FOR THIS RFS**

engineering, logistics, field and project management support for well and facility work in the Cook Inlet Basin.

**COST AND SCHEDULE FOR THIS RFS**

**RESOURCES**

| | |
|---|---|
| | |
| | |
| | |
| Cost: | |
| : | |

ordance with Exhibit "B" of the Services Agreement
hstanding Exhibit "B", Other (attached and made a part hereof)
hstanding Exhibit "B", for Work performed according to this RFS, the Lump Sum value above.

**SCHEDULE**

Services shall commence on or about January 1, 2010 and shall be completed on or about December 31, 2012, or quest of COMPANY, whichever occurs first.

**CORRESPONDENCE FOR THIS RFS**

nce, including invoices, relating to this RFS shall be deemed to have been given only if and by the COMPANY Representative or Alternate designated to CONTRACTOR by writing.

| | | |
|---|---|---|
| | Cook Inlet Energy, LLC<br>4141 B Street, Suite 302<br>Anchorage, AK 99503 | Fairweather E&P Services, Inc.<br>310 K Street, Suite 700<br>Anchorage, AK 99501 |
| ct: | David Hall<br>CEO | Bill Penrose<br>Vice President/Drilling Manager |
| : | 907-334-6745<br>907-334-6735 | 907-264-6100<br>907-264-6190 |
| | David.hall@cookinlet.net | bill@fepsi.com |

**AUTHORIZATION FOR THIS RFS**

JH
WN

executed by the appropriate persons for both COMPANY and CONTRACTOR, shall the Services Order first referenced above, to be completed according to the terms and h above and in that Services Order.

| MPANY – Requested By: | For CONTRACTOR - Accepted by: |
|---|---|
| | [signature] |
| | Date: 1/8/10 |
| avid Hall | Printed Name: William Penrose |
| | Title: Vice President, Drilling Manager |

**EXHIBIT "B"**
**Compensation**

**See attached "Schedule of Rates, Effective January 1, 2010 to December 31, 2010"**

FAIRWEATHER E & P SERVICES, INC

# Schedule of Rates

**Effective January 1, 2010 to December 31, 2010**

| Item | Description | Field Day Rate | Over 12 hr Field Rate | Hourly Office Rate |
|---|---|---|---|---|
| | **Personnel** | | | |
| 1 | Senior Management | N/A | N/A | 226 |
| 2 | Senior Professional | N/A | N/A | 209 |
| 3 | Staff Professional | N/A | N/A | 193 |
| 4 | Sr. Petroleum Engineer | 2008 | N/A | 193 |
| 5 | Petroleum Engineer | 1760 | N/A | 160 |
| 6 | Sr. Drilling Engineer | 2063 | N/A | 204 |
| 7 | Drilling Engineer | 1650 | N/A | 154 |
| 8 | Drilling Specialist | 1678 | N/A | 149 |
| 9 | HSE Engineer / Manager | 1595 | N/A | 138 |
| 10 | Sr. Drilling Supervisor | 2063 | N/A | 204 |
| 11 | Drilling Supervisor | 1815 | N/A | 187 |
| 12 | Field Project Supervisor | 1403 | N/A | 143 |
| 13 | Field Expediter | 1238 | N/A | N/A |
| 14 | Roustabout | 880 | N/A | N/A |
| 15 | Logistics Coordinator | 1782 | N/A | 149 |
| 16 | Procurement Specialist | 1782 | N/A | 149 |
| 17 | Training Specialist | 1485 | N/A | 110 |
| 18 | Wellsite Geologist | 1650 | N/A | N/A |
| 19 | Engineering Technician | 1540 | N/A | 127 |
| 20 | Anchorage Expediter | N/A | N/A | 72 ST/105 OT |
| 21 | Ice Road Construction Supervisor | 2063 | N/A | 204 |
| 22 | Guard Shack Attendant | 600 | N/A | N/A |
| 23 | Clerical | N/A | N/A | 66 |
| | | | | |
| | **Equipment / Facilities** | | | |
| | 4x4 Crew Cab Pickup Truck | 138 | N/A | N/A |
| | 4x4 12-Passenger Van | 149 | N/A | N/A |
| | Computer | 17 | N/A | N/A |
| | Anchorage Office Space (10' x 13' approximate) | N/A | N/A | 1320/mo |
| | Guard Shack with Electric Toilet | 132 | N/A | N/A |

Third Party charges will be billed at cost plus 15%

**EXHIBIT "C"**
**Special Insurance Requirements**

No insurance requirements beyond those specified in Section 9.0